UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026 (July 16, 2026)

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

117 W. 9th Street, Los Angeles, California 90015

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Patrick Bertagna’s employment agreement as the Interim Chief Executive Officer of GBT Technologies, Inc. (the “Company”) expired as of July 15, 2026. In connection with that expiration, Mr. Bertagna also concurrently resigned from the Company’s Board of Directors (the “Board”). Neither the expiration of the employment agreement nor his resignation from the Board was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Immediately prior to Mr. Bertagna’s resignation as the sole member of the Board, he appointed Minh Collins, the current President of Cube X Media Corporation, a wholly-owned subsidiary of the Company, to serve as a director of the Company and also as the Company’s Chief Executive Officer. The appointments were effective the following day, July 16, 2026. Mr. Collins will serve as a director until the Company’s 2027 Annual Meeting of Stockholders, or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

Mr. Collins has over 20 years of experience in film, television, and commercial production. His directing credits include “Qualifying” (2021), “Clown Fear” (2020), documentary “Rocking the Couch” (2019), and “Hit List,” an internationally distributed feature. Over the past five years, his key roles have included serving as the Chief Executive Officer of 24 Collins Studios from January 2024 through the present, and as a film director for Nu Boyana Film Studios since 2021. 24 Collins Studios provides comprehensive film and video production services in California. Nu Boyana Film Studios is a film studio and sound stage, offering a full range of film production and post-production services in Sofia, Bulgari. Mr. Collins also founded the Hollywood Florida Film Festival in 2015 and continues to serve as its creative visionary.

There are no family relationships between Mr. Collins and any director or executive officer of the Company. Mr. Magers has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

	By:	/s/ Minh Collins
	Name:	Minh Collins
	Title:	Chief Executive Office & Director

Date: July 21, 2026